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                                                                    Exhibit A-17


CERTIFICATE OF AMENDMENT
Stock Corporation
Office of the Secretary of State
30 Trinity Street
P. O. Box 150470
Hartford, CT  06115-0470

1.       NAME OF CORPORATION:

         Savage Engineering, Inc.

2.       THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

X             A.   AMENDED
_________
_________     B.   AMENDED AND RESTATED.

_________     C.   RESTATED.



3.       TEXT OF EACH AMENDMENT/RESTATEMENT:

         FIRST. The name of the corporation is EnergyUSA Engineering, Inc.

4.       VOTE INFORMATION (check A., B. or C.):

_________     A.  The resolution was approved by shareholders as follows:

                  (set forth all voting information required by Conn. Gen. Stat.
                  Section 33-800 as amended in the space provided below)

                  By written consent of the sole shareholder. All shares voted in favor of the resolution.

_________     B.  The amendment was adopted by the board of directors without shareholder action.

                  No shareholder vote was required for adoption.

_________     C.  The amendment was adopted by the incorporators without shareholder action.

                  No shareholder vote was required for adoption.


5.       EXECUTION

Dated this 30th day of April, 2001

/s/ Gary W. Pottorff
Secretary